                                                           Exhibit No. EX-99.h.3

                       TRANSFER AGENT SERVICING AGREEMENT

     THIS  AGREEMENT  is made and entered  into as of the 31st day of  December,
2007,  by and between  ACADEMY  FUNDS  TRUST,  a Delaware  statutory  trust (the
"Trust") and U.S.  BANCORP FUND  SERVICES,  LLC, a Wisconsin  limited  liability company ("USBFS").

     WHEREAS,  the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management  investment company,  and is authorized to issue shares of beneficial  interest in separate  series,  with each such series  representing  interests in a separate  portfolio of securities and other assets;

     WHEREAS,  USBFS is, among other  things,  in the business of  administering transfer  and  dividend  disbursing  agent  functions  for  the  benefit  of its customers; and

     WHEREAS, the Trust desires to retain USBFS to provide transfer and dividend disbursing agent services to each series of the Trust listed on Exhibit A hereto
(as amended from time to time) (each a "Fund" and collectively, the "Funds").

     NOW,  THEREFORE,  in  consideration  of the promises  and mutual  covenants herein  contained,  and other good and  valuable  consideration,  the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   Appointment of USBFS as Transfer Agent

     The Trust hereby appoints USBFS as transfer agent of the Trust on the terms and conditions set forth in this  Agreement,  and USBFS hereby accepts such appointment and agrees to perform the services and duties set forth in this
     Agreement.  The  services  and duties of USBFS  shall be  confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against USBFS hereunder.

2.   Services and Duties of USBFS

     USBFS shall provide the following  transfer  agent and dividend  disbursing agent services to the Fund:

     A.   Receive  and  process all orders for the  purchase,  exchange,  and/or redemption of shares in accordance with Rule 22c-1 under the 1940 Act.

     B.   Process purchase orders with prompt delivery,  where  appropriate,  of payment and supporting  documentation  to the Trust's  custodian,  and issue  the  appropriate  number  of  uncertificated  shares  with such uncertificated  shares  being  held  in  the  appropriate  shareholder account.

     C.   Arrange for the issuance of shares obtained through transfers of funds from Fund shareholders' accounts at financial institutions and arrange for the  exchange  of shares for shares of other  eligible  investment companies, when permitted by the Fund's prospectus (the "Prospectus").

     D.   Process  redemption   requests  received  in  good  order  and,  where
          relevant, deliver appropriate documentation to the Trust's custodian.

     E.   Pay monies upon receipt from the Trust's custodian, where relevant, in accordance with the instructions of redeeming shareholders.

     F.   Process  transfers  of shares  in  accordance  with the  shareholder's instructions,  after  receipt of  appropriate  documentation  from the shareholder as specified in the Prospectus.

     G.   Process exchanges between Funds and/or classes of shares of Funds both within the same family of funds and with a First American Money Market
          Fund, if applicable.

     H.   Prepare and transmit payments for dividends and distributions declared by the Trust with  respect  to the Fund,  after  deducting  any amount required to be withheld by any applicable  laws, rules and regulations and in accordance with shareholder instructions.

     I.   Serve  as the  Fund's  agent in  connection  with  accumulation,  open account or similar plans (e.g., periodic investment plans and periodic withdrawal plans).

     J.   Make changes to shareholder  records,  including,  but not limited to, address  changes  in plans  (e.g.,  systematic  withdrawal,  automatic investment, dividend reinvestment).

     K.   Handle  load  and   multi-class   processing,   including   rights  of
          accumulation and purchases by letters of intent.

     L.   Record the  issuance of shares of the Fund and  maintain,  pursuant to
          Rule 17Ad-10(e) promulgated under the Securities Exchange Act of 1934, as  amended  (the  "Exchange  Act"),  a record of the total  number of shares of the Fund which are authorized, issued and outstanding.

     M.   Prepare shareholder meeting lists and, as necessary, mail, receive and tabulate proxies.

     N.   Mail shareholder reports and Prospectuses to current shareholders.

     O.   Prepare  and file  U.S.  Treasury  Department  Forms  1099  and  other appropriate information returns required with respect to dividends and distributions for all shareholders.

     P.   Provide  shareholder  account information upon request and prepare and mail  confirmations  and statements of account to shareholders for all purchases,  redemptions and other  confirmable  transactions as agreed upon with the Trust.

     Q.   Mail  requests for  shareholders'  certifications  under  penalties of perjury  and  pay  on  a  timely  basis  to  the  appropriate  federal authorities  any taxes to be withheld on dividends  and  distributions paid by the Trust, all as required by applicable  federal tax laws and regulations.

     R.   Provide a Blue Sky system  that will  enable the Trust to monitor  the total number of shares of the Fund sold in each state;  provided  that the Trust,  not USBFS, is responsible for ensuring that shares are not sold in  violation of any  requirement  under the  securities  laws or regulations of any state.

     S.   Answer correspondence from shareholders, securities brokers and others relating to USBFS's duties hereunder.

     T.   Reimburse the Fund each month for all material  losses  resulting from
          "as of" processing errors for which USBFS is responsible in accordance with the "as of" processing guidelines set forth on Exhibit B hereto.

3.   Lost Shareholder Due Diligence Searches and Servicing

     The Trust hereby acknowledges that USBFS has an arrangement with an outside vendor to conduct lost shareholder  searches required by Rule 17Ad-17 under the Securities Exchange Act of 1934, as amended. Costs associated with such searches will be passed through to the Trust as an out-of-pocket expense in accordance  with the fee  schedule  set forth in  Exhibit  C  hereto.  If a shareholder  remains lost and the  shareholder's  account  unresolved after
     completion  of  the  mandatory  Rule  17Ad-17  search,   the  Trust  hereby
     authorizes   vendor  to  enter,  at  its   discretion,   into  fee  sharing
     arrangements  with  the  lost  shareholder  (or  such  lost   shareholder's
     representative  or executor) to conduct a more in-depth  search in order to locate the lost shareholder before the shareholder's  assets escheat to the applicable  state. The Trust hereby  acknowledges that USBFS is not a party to these  arrangements  and does not receive  any revenue  sharing or other
     fees  relating  to  these  arrangements.   Furthermore,  the  Trust  hereby
     acknowledges  that vendor may  receive up to 35% of the lost  shareholder's assets as compensation for its efforts in locating the lost shareholder.

4.   Anti-Money Laundering Program

     The Trust  acknowledges that it has had an opportunity to review,  consider and  comment  upon the  written  procedures  provided  by USBFS  describing various tools used by USBFS which are designed to promote the detection and reporting of potential  money  laundering  activity by  monitoring  certain aspects of shareholder activity as well as written procedures for verifying a customer's identity (collectively, the "Procedures").  Further, the Trust has  determined  that  the  Procedures,  as  part  of the  Trust's  overall anti-money  laundering program, are reasonably designed to prevent the Fund from  being  used  for  money  laundering  or the  financing  of  terrorist activities and to achieve compliance with the applicable  provisions of the
     USA Patriot Act of 2002 and the implementing regulations thereunder.

     Based on this  determination,  the Trust hereby instructs and directs USBFS to implement the Procedures on the Trust's  behalf,  as such may be amended or revised from time to time. It is contemplated that these Procedures will be amended from time to time by the parties as additional  regulations  are adopted  and/or  regulatory  guidance is  provided  relating to the Trust's anti-money laundering responsibilities.

     USBFS agrees to provide to the Trust:

     (a)  Prompt  written  notification  of any  transaction  or  combination of transactions  that USBFS believes,  based on the Procedures,  evidence money  laundering  activity  in  connection  with  the  Trust  or  any shareholder of the Fund;

     (b)  Prompt written  notification of any customer(s)  that USBFS reasonably believes, based upon the Procedures, to be engaged in money laundering activity,  provided  that the Trust  agrees  not to  communicate  this information to the customer;

     (c)  Any reports received by USBFS from any government agency or applicable industry self-regulatory organization pertaining to USBFS's anti-money laundering monitoring on behalf of the Trust;

     (d)  Prompt  written  notification  of any  action  taken  in  response  to anti-money laundering violations as described in (a), (b) or (c); and

     (e)  Certified annual and quarterly  reports of its monitoring and customer identification activities on behalf of the Trust.

     The Trust  hereby  directs,  and USBFS  acknowledges,  that USBFS shall (i)
     permit federal regulators access to such information and records maintained by USBFS and  relating  to USBFS's  implementation  of the  Procedures,  on behalf of the Trust,  as they may  request,  and (ii) permit  such  federal regulators to inspect USBFS's implementation of the Procedures on behalf of the Trust.

5.   Compensation

     USBFS shall be  compensated  for  providing  the services set forth in this
     Agreement in accordance with the fee schedule set forth on Exhibit C hereto
     (as amended from time to time).  USBFS shall also be  compensated  for such
     out-of-pocket  expenses  (e.g.,   telecommunication  charges,  postage  and
     delivery charges,  and reproduction  charges) as are reasonably incurred by
     USBFS in performing its duties hereunder. The Trust shall pay all such fees and reimbursable  expenses within 30 calendar days following receipt of the billing  notice,  except  for any fee or  expense  subject  to a good faith dispute.  The Trust shall notify USBFS in writing  within 30 calendar  days following  receipt of each invoice if the Trust is disputing any amounts in good faith.  The Trust shall pay such disputed  amounts  within 10 calendar days of the day on which the parties  agree to the amount to be paid.  With the exception of any fee or expense the Trust is disputing in good faith as set forth above,  unpaid  invoices  shall accrue a finance charge of 1 1/2%
     per month after the due date.  Notwithstanding  anything  to the  contrary, amounts  owed by the Trust to USBFS  shall  only be paid out of assets  and property of the particular Fund involved.

6.   Representations and Warranties

     A.   The  Trust   hereby   represents   and   warrants   to  USBFS,   which
          representations  and  warranties  shall  be  deemed  to be  continuing throughout the term of this Agreement, that:

          (1)  It  is  duly  organized  and  existing  under  the  laws  of  the jurisdiction of its organization, with full power to carry on its business as now  conducted,  to enter into this  Agreement and to perform its obligations hereunder;

          (2)  This Agreement has been duly  authorized,  executed and delivered by  the  Trust  in  accordance  with  all  requisite  action  and constitutes a valid and legally binding  obligation of the Trust, enforceable in accordance with its terms,  subject to bankruptcy, insolvency, reorganization,  moratorium and other laws of general application  affecting  the rights and remedies of creditors  and secured parties;

          (3)  It is  conducting  its  business in  compliance  in all  material respects with all applicable laws and regulations, both state and federal,  and has obtained all regulatory  approvals necessary to carry on its  business  as now  conducted;  there is no  statute, rule,  regulation,  order  or  judgment  binding  on  it  and  no provision  of its charter,  bylaws or any contract  binding it or affecting  its property  which would  prohibit  its  execution or performance of this Agreement; and

          (4)  A  registration  statement  under the 1940 Act and the Securities
               Act of 1933,  as  amended,  will be made  effective  prior to the effective date of this Agreement and will remain effective during the term of this Agreement,  and appropriate state securities law filings  will  be  made  prior  to the  effective  date  of  this
               Agreement  and will  continue  to be made during the term of this
               Agreement  as  necessary to enable the Trust to make a continuous public offering of its shares.

     B.   USBFS   hereby   represents   and   warrants   to  the  Trust,   which
          representations  and  warranties  shall  be  deemed  to be  continuing throughout the term of this Agreement, that:

          (1)  It  is  duly  organized  and  existing  under  the  laws  of  the jurisdiction of its organization, with full power to carry on its business as now  conducted,  to enter into this  Agreement and to perform its obligations hereunder;

          (2)  This Agreement has been duly  authorized,  executed and delivered by USBFS in accordance with all requisite  action and constitutes a valid and legally binding  obligation of USBFS,  enforceable in accordance  with its terms,  subject to  bankruptcy,  insolvency, reorganization,  moratorium and other laws of general application affecting  the rights  and  remedies  of  creditors  and  secured parties;

          (3)  It is  conducting  its  business in  compliance  in all  material respects with all applicable laws and regulations, both state and federal,  and has obtained all regulatory  approvals necessary to carry on its  business  as now  conducted;  there is no  statute, rule,  regulation,  order  or  judgment  binding  on  it  and  no provision  of its charter,  bylaws or any contract  binding it or affecting  its property  which would  prohibit  its  execution or performance of this Agreement; and

          (4)  It is a registered transfer agent under the Exchange Act.

7.   Standard of Care; Indemnification; Limitation of Liability

     A.   USBFS shall exercise  reasonable care in the performance of its duties under  this  Agreement.  USBFS  shall not be  liable  for any error of judgment  or mistake of law or for any loss  suffered  by the Trust in connection  with its duties  under this  Agreement,  including  losses resulting from mechanical  breakdowns or the failure of  communication or power supplies beyond USBFS's control, except a loss arising out of or relating to USBFS's  refusal or failure to comply with the terms of
          this  Agreement  or  from  its  bad  faith,  negligence,   or  willful
          misconduct  in the  performance  of its duties  under this  Agreement.
          Notwithstanding  any other provision of this  Agreement,  if USBFS has exercised  reasonable care in the performance of its duties under this
          Agreement,  the Trust shall indemnify and hold harmless USBFS from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature  (including  reasonable  attorneys' fees) that
          USBFS may  sustain or incur or that may be asserted  against  USBFS by any person  arising out of any action  taken or omitted to be taken by it in performing  the services  hereunder  (i) in accordance  with the foregoing  standards,  or (ii) in  reliance  upon any  written or oral instruction  provided to USBFS by any duly  authorized  officer of the
          Trust,  as  approved by the Board of Trustees of the Trust (the "Board of  Trustees"),  except  for  any  and all  claims,  demands,  losses, expenses,  and  liabilities  arising  out of or  relating  to  USBFS's refusal or failure to comply with the terms of this  Agreement or from its bad faith,  negligence or willful misconduct in the performance of its duties under this Agreement.  This indemnity shall be a continuing obligation of the Trust,  its successors and assigns,  notwithstanding the termination of this Agreement. As used in this paragraph, the term
          "USBFS" shall include USBFS's directors, officers and employees.

          USBFS shall indemnify and hold the Trust harmless from and against any and all claims, demands,  losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that the Trust may sustain  or incur or that may be  asserted  against  the  Trust by any person arising out of any action taken or omitted to be taken by USBFS as a result of USBFS's  refusal or failure to comply with the terms of this  Agreement,  or  from  its  bad  faith,  negligence,  or  willful misconduct in the performance of its duties under this Agreement. This indemnity  shall be a continuing  obligation of USBFS,  its successors and assigns,  notwithstanding  the termination of this  Agreement.  As used in this  paragraph,  the term "Trust"  shall  include the Trust's directors, officers and employees.

          Neither party to this Agreement shall be liable to the other party for consequential, special or punitive damages under any provision of this
          Agreement.

          In the event of a mechanical  breakdown or failure of communication or power  supplies  beyond its control,  USBFS shall take all  reasonable steps to  minimize  service  interruptions  for any  period  that such interruption  continues.  USBFS will make every  reasonable  effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of USBFS.  USBFS agrees that it shall, at all times,  have  reasonable  contingency  plans  with  appropriate parties,  making reasonable  provision for emergency use of electrical data  processing  equipment  to the extent  appropriate  equipment  is available.  Representatives  of the Trust shall be entitled to inspect
          USBFS's premises and operating capabilities at any time during regular business hours of USBFS,  upon reasonable  notice to USBFS.  Moreover,
          USBFS  shall  provide  the  Trust,  at such  times  as the  Trust  may
          reasonably   require,   copies  of  reports  rendered  by  independent
          accountants on the internal  controls and procedures of USBFS relating to the services provided by USBFS under this Agreement.

          Notwithstanding  the above,  USBFS reserves the right to reprocess and correct administrative errors at its own expense.

     B.   In order that the indemnification provisions contained in this section shall apply,  it is understood  that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless,  the indemnitor shall be fully and promptly  advised of all pertinent facts concerning the  situation  in  question,  and it is further  understood  that the indemnitee  will use all  reasonable  care to  notify  the  indemnitor promptly  concerning  any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee  against any claim that may be the  subject  of this  indemnification.  In the event  that the indemnitor so elects,  it will so notify the  indemnitee and thereupon the indemnitor  shall take over complete defense of the claim, and the indemnitee shall in such situation  initiate no further legal or other expenses for which it shall seek  indemnification  under this section.
          The  indemnitee  shall  in no case  confess  any  claim  or  make  any compromise  in any  case in  which  the  indemnitor  will be  asked to indemnify the indemnitee  except with the  indemnitor's  prior written consent.

     C.   The indemnity and defense provisions set forth in this Section 6 shall
          indefinitely   survive  the  termination  and/or  assignment  of  this
          Agreement.

     D.   If USBFS is acting in another  capacity  for the Trust  pursuant  to a separate agreement, nothing herein shall be deemed to relieve USBFS of any of its obligations in such other capacity.

8.   Data Necessary to Perform Services

     The Trust or its agent shall furnish to USBFS the data necessary to perform the  services  described  herein at such times and in such form as mutually agreed upon.

9.   Proprietary and Confidential Information

     USBFS agrees on behalf of itself and its directors, officers, and employees to treat  confidentially  and as proprietary  information of the Trust, all records and other information relative to the Trust and prior,  present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such  records and  information  for any  purpose  other than the performance of its responsibilities and duties hereunder,  except (i) after prior  notification to and approval in writing by the Trust, which approval shall not be unreasonably  withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply,
     (ii)  when  requested  to  divulge  such  information  by duly  constituted authorities,  or (iii) when so  requested  by the Trust.  Records and other information  which have become known to the public  through no wrongful act
     of  USBFS  or  any  of  its  employees,  agents  or  representatives,   and
     information  that was already in the  possession  of USBFS prior to receipt thereof  from  the  Trust  or its  agent,  shall  not be  subject  to  this paragraph.

     Further,  USBFS will  adhere to the privacy  policies  adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley  Act, as may be modified from time to time.  In this  regard,  USBFS  shall  have in place  and  maintain physical,  electronic  and  procedural  safeguards  reasonably  designed to protect the  security,  confidentiality  and  integrity  of, and to prevent unauthorized  access to or use of, records and information  relating to the
     Trust and its shareholders.

10.  Records

     USBFS shall keep records relating to the services to be performed hereunder in the form and manner,  and for such period,  as it may deem advisable and is  agreeable  to the  Trust,  but not  inconsistent  with  the  rules  and regulations of appropriate government authorities,  in particular,  Section
     31 of the 1940 Act and the rules  thereunder.  USBFS  agrees  that all such records  prepared or  maintained  by USBFS  relating to the  services to be performed  by USBFS  hereunder  are the  property  of the Trust and will be
     preserved,   maintained,   and  made  available  in  accordance  with  such
     applicable  sections  and  rules  of the  1940  Act and  will  be  promptly surrendered  to the Trust or its  designee  on and in  accordance  with its request.

11.  Compliance with Laws

     The Trust has and retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with the 1940
     Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the
     USA  Patriot  Act of 2002  and the  policies  and  limitations  of the Fund relating to its portfolio  investments  as set forth in its  Prospectus and statement of additional  information.  USBFS's services hereunder shall not relieve the Trust of its  responsibilities  for assuring such compliance or the Board of Trustee's oversight responsibility with respect thereto.

12.  Term of Agreement; Amendment

     This  Agreement  shall become  effective as of the date first written above and will continue in effect for a period of three (3) years.  Subsequent to the initial  three-year  term,  this  Agreement may be terminated by either party upon giving 90 days prior  written  notice to the other party or such shorter period as is mutually  agreed upon by the parties.  Notwithstanding the  foregoing,  this  Agreement  may be  terminated  by any party upon the breach of the other party of any  material  term of this  Agreement if such breach  is not  cured  within  15 days of  notice  of  such  breach  to the breaching  party.  This  Agreement  may not be amended or  modified  in any manner  except by written  agreement  executed by USBFS and the Trust,  and authorized or approved by the Board of Trustees.

13.  Duties in the Event of Termination

     In the event that, in connection  with  termination,  a successor to any of
     USBFS's duties or responsibilities  hereunder is designated by the Trust by written notice to USBFS, USBFS will promptly,  upon such termination and at the expense of the Trust,  transfer to such  successor all relevant  books, records, correspondence,  and other data established or maintained by USBFS under this Agreement in a form reasonably  acceptable to the Trust (if such form  differs  from the form in which USBFS has  maintained  the same,  the
     Trust shall pay any expenses  associated with transferring the data to such
     form),   and  will   cooperate   in  the   transfer   of  such  duties  and
     responsibilities, including provision for assistance from USBFS's personnel in the establishment of books,  records,  and other data by such successor.
     If no such successor is designated, then such books, records and other data shall be returned to the Trust.

14.  Early Termination

     In the absence of any material breach of this  Agreement,  should the Trust elect to terminate this  Agreement  prior to the end of the term, the Trust agrees to pay the following fees:

     a.   all monthly  fees  through  the life of the  contract,  including  the rebate of any negotiated discounts;

     b.   all fees  associated  with  converting  services to successor  service provider;

     c.   all fees  associated  with any record  retention  and/or tax reporting obligations  that may not be  eliminated  due to the  conversion  to a successor service provider;

     d.   all out-of-pocket costs associated with a-c above.

15.  Assignment

     This  Agreement  shall extend to and be binding upon the parties hereto and their  respective  successors  and assigns;  provided,  however,  that this
     Agreement  shall not be assignable by the Trust without the written consent of USBFS, or by USBFS without the written consent of the Trust  accompanied by the authorization or approval of the Trust's Board of Trustees.

16.  Governing Law

     This Agreement  shall be construed in accordance with the laws of the State of Wisconsin,  without regard to conflicts of law principles. To the extent that  the  applicable  laws  of  the  State  of  Wisconsin,  or  any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent  with the 1940 Act or any rule or order of the  Securities and
     Exchange Commission thereunder.

17.  No Agency Relationship

     Nothing  herein  contained  shall be deemed to authorize or empower  either party to act as agent for the other party to this Agreement,  or to conduct business  in the  name,  or for the  account,  of the  other  party to this
     Agreement.

18.  Services Not Exclusive

     Nothing in this  Agreement  shall  limit or restrict  USBFS from  providing services to other  parties  that are similar or identical to some or all of the services provided hereunder.

19.  Invalidity

     Any  provision  of this  Agreement  which may be  determined  by  competent authority to be prohibited or unenforceable  in any jurisdiction  shall, as to such  jurisdiction,  be ineffective to the extent of such prohibition or unenforceability  without invalidating the remaining provisions hereof, and any such  prohibition or  unenforceability  in any  jurisdiction  shall not
     invalidate   or  render   unenforceable   such   provision   in  any  other
     jurisdiction.  In such case,  the  parties  shall in good  faith  modify or substitute  such  provision  consistent  with the  original  intent  of the parties.

20.  Notices

     Any notice  required or  permitted to be given by either party to the other shall be in  writing  and shall be  deemed  to have been  given on the date delivered  personally  or by courier  service,  or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed  received by facsimile  transmission  to the other party's address set forth below:

     Notice to USBFS shall be sent to:

     U.S. Bancorp Fund Services, LLC
     615 East Michigan Street
     Milwaukee, WI  53202

     and notice to the Trust shall be sent to:

     Academy Funds Trust
     c/o Academy Asset Management, LLC
     1735 Market St., Suite 3930
     Philadelphia, PA 19103

21.  Multiple Originals

     This Agreement may be executed on two or more  counterparts,  each of which when so executed shall be deemed to be an original,  but such  counterparts shall together constitute but one and the same instrument.

          IN WITNESS  WHEREOF,  the parties hereto have caused this Agreement to be executed by a duly authorized  officer on one or more counterparts as of the date first above written.

ACADEMY FUNDS TRUST                         U.S. BANCORP FUND SERVICES, LLC

By:________________________________         By:______________________________

Name:_____________________________          Name: Michael R. McVoy

Title:______________________________        Title:  Executive Vice President

                                    Exhibit A
                                     to the
                       Transfer Agent Servicing Agreement

                                   Fund Names

                     Separate Series of Academy Funds Trust

Name of Series                                       Date Added
Academy Core Equity Fund                             On or after 12/31/2007
Academy Select Opportunities Fund                    On or after 12/31/2007

Date Added

                                    Exhibit B
                                     to the
                       Transfer Agent Servicing Agreement

                             As Of Processing Policy

     USBFS will  reimburse each Fund for any Net Material Loss that may exist on the Fund's books and for which USBFS is responsible, at the end of each calendar month. "Net Material Loss" shall be defined as any remaining loss, after netting losses  against any gains,  which  impacts a Fund's net asset value per share by more than 1/2 cent.  Gains and losses will be  reflected on the Fund's daily share sheet,  and the Fund will be  reimbursed  for any net material loss on a monthly basis.  USBFS will reset the as of ledger each calendar month so that any losses which do not  exceed  the  materiality  threshold  of 1/2 cent will not be carried forward to the next succeeding month.  USBFS will notify the advisor to the Fund on the  daily  share  sheet of any  losses  for which  the  advisor  may be held accountable.